                                                                    Exhibit 10.1

                                  $100,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 31, 2002

                                      Among

                            ATP OIL & GAS CORPORATION
                                  as Borrower,

                   THE LENDERS PARTY HERETO FROM TIME TO TIME
                                   as Lenders,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.
                  as Administrative Agent and as Issuing Lender

                               GUARANTY BANK, FSB
                                   as Co-Agent

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS..............................1
   Section 1.01   Certain Defined Terms......................................1
   Section 1.02   Computation of Time Periods...............................17
   Section 1.03   Accounting Terms; Changes in GAAP.........................17
   Section 1.04   Types of Advances.........................................18
   Section 1.05   Miscellaneous.............................................18
ARTICLE II     CREDIT FACILITIES............................................18
   Section 2.01   Commitment for Advances...................................18
   Section 2.02   Borrowing Base............................................19
   Section 2.03   Method of Borrowing.......................................21
   Section 2.04   Reduction of the Commitments..............................24
   Section 2.05   Prepayment of Advances....................................24
   Section 2.06   Repayment of Advances.....................................26
   Section 2.07   Letters of Credit.........................................26
   Section 2.08   Fees......................................................30
   Section 2.09   Interest..................................................30
   Section 2.10   Payments and Computations.................................32
   Section 2.11   Sharing of Payments, Etc..................................33
   Section 2.12   Breakage Costs............................................33
   Section 2.13   Increased Costs...........................................34
   Section 2.14   Taxes.....................................................35
   Section 2.15   Replacement Lenders.......................................37
ARTICLE III    CONDITIONS OF LENDING........................................38
   Section 3.01   Conditions Precedent to Initial Advances..................38
   Section 3.02   Conditions Precedent to All Borrowings....................41
ARTICLE IV     REPRESENTATIONS AND WARRANTIES...............................41
   Section 4.01   Corporate Existence; Subsidiaries.........................41
   Section 4.02   Corporate Power...........................................42
   Section 4.03   Authorization and Approvals...............................42
   Section 4.04   Enforceable Obligations...................................42
   Section 4.05   Financial Statements......................................42

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

   Section 4.06   True and Complete Disclosure..............................43
   Section 4.07   Litigation................................................43
   Section 4.08   Use of Proceeds...........................................43
   Section 4.09   Investment Company Act....................................43
   Section 4.10   Public Utility Holding Company Act........................43
   Section 4.11   Taxes.....................................................44
   Section 4.12   Pension Plans.............................................44
   Section 4.13   Condition of Property; Casualties.........................45
   Section 4.14   No Burdensome Restrictions; No Defaults...................45
   Section 4.15   Environmental Condition...................................45
   Section 4.16   Permits, Licenses, Etc....................................46
   Section 4.17   Gas Contracts.............................................46
   Section 4.18   Liens; Titles, Leases, Etc................................47
   Section 4.19   Solvency and Insurance....................................47
   Section 4.20   Hedging Agreements........................................47
   Section 4.21   Material Agreements.......................................47
ARTICLE V      AFFIRMATIVE COVENANTS........................................48
   Section 5.01   Compliance with Laws, Etc.................................48
   Section 5.02   Maintenance of Insurance..................................48
   Section 5.03   Preservation of Corporate Existence, Etc..................50
   Section 5.04   Payment of Taxes, Etc.....................................50
   Section 5.05   Visitation Rights.........................................50
   Section 5.06   Reporting Requirement.....................................50
   Section 5.07   Maintenance of Property...................................54
   Section 5.08   Agreement to Pledge.......................................54
   Section 5.09   Use of Proceeds...........................................54
   Section 5.10   Title Opinions............................................54
   Section 5.11   Further Assurances; Cure of Title Defects.................55
   Section 5.12   Trade Payables............................................55
ARTICLE VI     NEGATIVE COVENANTS...........................................56
   Section 6.01   Liens, Etc................................................56

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

   Section 6.02   Debts, Guaranties, and Other Obligations..................57
   Section 6.03   Agreements Restricting Liens and Distributions............58
   Section 6.04   Merger or Consolidation; Asset Sales......................58
   Section 6.05   Restricted Payments.......................................59
   Section 6.06   Investments...............................................59
   Section 6.07   Affiliate Transactions....................................60
   Section 6.08   Compliance with ERISA.....................................60
   Section 6.09   Sale-and-Leaseback........................................61
   Section 6.10   Change of Business........................................61
   Section 6.11   Organizational Documents, Name Change.....................61
   Section 6.12   Gas Imbalances, Take-or-Pay or Other Prepayments..........61
   Section 6.13   Current Ratio.............................................61
   Section 6.14   Interest Coverage Ratio...................................62
   Section 6.15   Sale or Discount of Receivables...........................62
   Section 6.16   Debt Coverage Ratio.......................................62
   Section 6.17   Note Purchase Agreement...................................62
   Section 6.18   Limitation on Leases......................................62
   Section 6.19   Use of Proceeds; Letters of Credit........................63
   Section 6.20   Additional Subsidiaries...................................63
   Section 6.21   Foreign Subsidiaries......................................63
ARTICLE VII    EVENTS OF DEFAULT; REMEDIES..................................63
   Section 7.01   Events of Default.........................................63
   Section 7.02   Optional Acceleration of Maturity.........................66
   Section 7.03   Automatic Acceleration of Maturity........................66
   Section 7.04   Right of Set-off..........................................67
   Section 7.05   Non-exclusivity of Remedies...............................67
ARTICLE VIII   THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER..............67
   Section 8.01   Authorization and Action..................................67
   Section 8.02   Administrative Agent's Reliance, Etc......................68
   Section 8.03   The Administrative Agent and Its Affiliates...............68
   Section 8.04   Lender Credit Decision....................................68

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

   Section 8.05   Indemnification...........................................69
   Section 8.06   Successor Administrative Agent and Issuing Lender.........69
ARTICLE IX     MISCELLANEOUS................................................70
   Section 9.01   Amendments, Etc...........................................70
   Section 9.02   Notices, Etc..............................................70
   Section 9.03   No Waiver; Remedies.......................................71
   Section 9.04   Costs and Expenses........................................71
   Section 9.05   Binding Effect............................................71
   Section 9.06   Lender Assignments and Participations.....................71
   Section 9.07   Indemnification...........................................73
   Section 9.08   Execution in Counterparts.................................74
   Section 9.09   Survival of Representations, Etc..........................74
   Section 9.10   Severability..............................................74
   Section 9.11   Business Loans............................................74
   Section 9.12   Governing Law; Submission to Jurisdiction.................74
   Section 9.13   WAIVER OF JURY TRIAL......................................75
   Section 9.14   Confidentiality...........................................75
   Section 9.15   FINAL AGREEMENT...........................................76

EXHIBITS:

   Exhibit A             -   Form of Assignment and Acceptance
   Exhibit B             -   Form of Compliance Certificate
   Exhibit C             -   Form of Guaranty
   Exhibit D-1           -   Form of Louisiana Mortgage
   Exhibit D-2           -   Form of Texas Mortgage
   Exhibit E             -   Form of Note
   Exhibit F             -   Form of Notice of Borrowing
   Exhibit G             -   Form of Notice of Conversion or Continuation
   Exhibit H             -   Form of Pledge Agreement
   Exhibit I             -   Form of Security Agreement
   Exhibit J             -   Form of Transfer Letters
   Exhibit K             -   Form of Borrower's Counsel Opinion

SCHEDULES:

   Schedule 1            -   Borrower, Administrative Agent, and Lender
                             Information
   Schedule 2.02(b)(v)   -   Borrowing Base Monthly Reduction
   Schedule 4.01         -   Subsidiaries
   Schedule 4.05         -   Existing Debt
   Schedule 4.07         -   Existing Litigation
   Schedule 4.15         -   Environmental Issues
   Schedule 4.20         -   Hedging Agreements
   Schedule 6.01         -   Certain Liens
   Schedule 6.06         -   Certain Investments

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement dated as of July 31, 2002 is among ATP Oil & Gas Corporation, a Texas corporation ("Borrower"), the Lenders (as defined below), Union Bank of California, N.A., as Administrative Agent and as Issuing Lender (each as defined below) for the Lenders.

                                    RECITALS

     A. The Borrower is a party to a Credit Agreement dated as of April 27, 2001, as amended by that certain (i) First Amendment to Credit Agreement dated as of June 29, 2001, (ii) Second Amendment to Credit Agreement dated as of June 29, 2001, (iii) Third Amendment to Credit Agreement dated as of June 30, 2001,
(iv) Fourth Amendment to Credit Agreement dated as of October 1, 2001, (v) Fifth Amendment to Credit Agreement dated as of November 5, 2001, (vi) Sixth Amendment to Credit Agreement dated as of January 31, 2002, (vii) Seventh Amendment to Credit Agreement dated as of February 28, 2002, (viii) Eighth Amendment to Credit Agreement dated as of March 27, 2002, and (ix) Letter Agreement dated as of May 10, 2002 (as so amended, the "Existing Credit Agreement") among the Borrower, the lenders party thereto, and the Administrative Agent.

     B. In order to secure the full and punctual payment and performance of the loans under the Existing Credit Agreement, the Borrower has executed and delivered mortgages, collateral assignments, security agreements, pledge agreements and financing statements (collectively, the "Existing Security Instruments") granting a mortgage lien and continuing security interest in and to the collateral described in such Existing Security Instruments.

     C. The Borrower, the Administrative Agent, the Issuing Lender and the Lenders wish to amend and restate the Existing Credit Agreement and the Existing Security Instruments, renew and extend the loans under the Existing Credit Agreement and amend and restate the notes evidencing such loans under the Existing Credit Agreement.

     Now, therefore, the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders do hereby agree that the Existing Credit Agreement is amended and restated as follows and the notes evidencing the loans under the Existing Credit Agreement are amended and restated to provide as stated in the Notes (as defined below):

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01 Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Lender, the Lenders, and any Swap Counterparty, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, with the exception of Permitted Liens, (c) secures the Obligations, and (d) is perfected and enforceable.

     "Acquisition" means the purchase by the Borrower or any of its Subsidiaries of any business, including the purchase of associated assets or operations or of stock (or other ownership interests) of a Person.

     "Adjusted Reference Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

     "Administrative Agent" means Union Bank of California, N.A., in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to
Section 8.06.

     "Advance" means any advance by a Lender to the Borrower as part of a Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise.

     "Agreement" means this Amended and Restated Credit Agreement, as the same may be amended, supplemented, and otherwise modified from time to time.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Reference Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means, at any time except as otherwise specifically set out in this definition, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

--------------------------------------------------------------------------------------
    Borrowing Base Utilization                      Applicable Margin
------------------------------------------------------------------------ -------------
                                      Eurodollar Rate Advance   Reference Rate Advance
--------------------------------------------------------------------------------------
Less than 25%                          2.25%                    0.25%
--------------------------------------------------------------------------------------
Greater  than or  equal  to 25% but    2.50%                    0.50%
less than 50%
--------------------------------------------------------------------------------------
Greater  than or  equal  to 50% but   2.875%                    0.75%
less than 75%
--------------------------------------------------------------------------------------
Greater than or equal to 75%          3.125%                    1.00%
--------------------------------------------------------------------------------------

;provided, however, at any time that a Borrowing Base Deficiency exists, the "Applicable Margin" shall be increased by an additional 2.00% in excess of the Applicable Margin that would otherwise apply if no Borrowing Base Deficiency existed.

     "Aquila" means Aquila Energy Capital Corporation, a Delaware corporation.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

     "ATP (Netherlands)" means ATP Oil & Gas (Netherlands) B.V., a business corporation formed under the laws of The Netherlands.

     "ATP (UK)" means ATP Oil & Gas (UK) Ltd., a private limited company formed under the laws of England and Wales.

     "Borrowing" means, subject to Section 2.03(c)(iii), a borrowing consisting of simultaneous Advances of the same Type made by each Lender pursuant to
Section 2.03(a), continued by each Lender pursuant to Section 2.03(b), or Converted by each Lender to Advances of a different Type pursuant to Section 2.03(b).

     "Borrowing Base" means, at any particular time, the Dollar amount determined in accordance with Section 2.02 on account of Proven Reserves attributable to Oil and Gas Properties of the Borrower and its Subsidiaries, other than Foreign Subsidiaries, owning Oil and Gas Properties, if any, described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.02.

     "Borrowing Base Utilization" means, at any time, an amount equal to the quotient of (i) the aggregate principal amount of Advances outstanding at such time plus the Letter of Credit Exposure at such time, divided by (ii) the Borrowing Base in effect at such time.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and Los Angeles, California and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

     "Capital Expenditures" means, for the Borrower and its Subsidiaries (other than Foreign Subsidiaries) for any period, the aggregate of all expenditures and costs paid by the Borrower and such Subsidiaries during such period that are for items which are capital in nature, including intangible drilling and development expenditures.

     "Capital Leases" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

     "Cash Collateral Account" means a special interest bearing cash collateral account pledged by the Borrower to the Issuing Lender containing cash deposited pursuant to Sections

2.05(b), 7.02(b), or 7.03(b) to be maintained with the Issuing Lender in accordance with Section 2.07(g) and bear interest or be invested in the Issuing Lender's reasonable discretion.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

     "Change in Control" means the occurrence of any of the following:

     (a) the acquisition by any Person (or group of Persons acting together) of a direct or indirect interest in more than 30% of the voting power of the voting stock of the Borrower, by way of merger or consolidation or otherwise, or

     (b) during any consecutive 12 month period, Continuing Directors cease to constitute a majority of the board of directors then in office.

     For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Borrower will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred, and the acquisition of voting power of the voting stock of the Borrower by any Subsidiary of the Borrower shall be disregarded. For purposes of this definition, the term "Continuing Directors" shall mean any member of the board of directors of the Borrower on the date hereof, any member elected since the date hereof in an annual meeting of the stockholders upon the recommendation of the board of directors of the Borrower, and any member of the board of directors who was recommended by or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the board of directors.

     "Chapter One" has the meaning set forth in Section 9.11.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Collateral" means all "Collateral", "Pledged Collateral" and "Mortgaged Properties" (as defined in each of the Mortgages, the Security Agreements, and the Pledge Agreement) or similar terms used in the Security Instruments.

     "Commitment" means, for any Lender, the amount set opposite such Lender's name on the signature pages hereof as its Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Commitment in the Register maintained by the Administrative Agent pursuant to
Section 9.06(c), as such amount may be reduced, modified or terminated pursuant to this Agreement.

     "Commitment Termination Date" means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04, 2.15, or Article VII.

     "Compliance Certificate" means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of the Borrower.

     "Consolidated Net Income" means, with respect to the Borrower and its consolidated Subsidiaries (other than Foreign Subsidiaries), for any period, the net income for such period after taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

     "Control Percentage" means, with respect to any Person, the percentage of the outstanding capital stock (or other ownership interests and including any options, warrants or similar rights to purchase such capital stock) of such Person having ordinary voting power which gives the direct or indirect holder of such stock or ownership interests the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

     "Controlled Group" means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     "Convert," "Conversion," and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.03(b).

     "Debt," means, for any Person, without duplication:

     (a) indebtedness of such Person for borrowed money, including obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing;

     (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (c) obligations of such Person to pay the deferred purchase price of property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable);

     (d) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases;

     (e) obligations of such person under any Interest Hedge Agreement or Hydrocarbon Hedge Agreement;

     (f) obligations of such Person owing in respect of redeemable preferred stock of such Person;

     (g) any obligations in connection with any volumetric or production prepayments;

     (h) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above;

     (i) indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above secured by any Lien on or in respect of any Property of such Person; and

     (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

     "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

     "Dollars" and "$" means lawful money of the United States of America.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule 1 or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "EBITDA" means, for the Borrower for any period, (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, taxes, depreciation, amortization and other non-cash charges of the relevant entities for such period.

     "Eligible Assignee" means (a) any Lender and (b) any commercial bank or other financial institution approved by the Administrative Agent in its sole discretion, and if no Event of Default exists, by the Borrower which approval shall not be unreasonably withheld.

     "Engineering Report" means either an Independent Engineering Report or an Internal Engineering Report.

     "Environment" or "Environmental" shall have the meanings set forth in 43 U.S.C. 9601(8) (1988).

     "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

     "Environmental Law" means, as to the Borrower or its Subsidiaries, all Legal Requirements or common law theories applicable to the Borrower or its Subsidiaries arising from, relating to, or in connection with the Environment, health, or safety, including CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infectious, or toxic substances, materials or wastes.

     "Environmental Permit" means any permit, license, order, registration, approval or other authorization under Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of the regulations under Section 414(b),
(c), (m) or (o) of the Code.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on
Schedule 1 (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

     "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on page 3750 of the Telerate screen (or any successor thereto) as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on the applicable page of the Telerate screen (or any successor thereto), the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Union Bank of California, N.A. in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Lender that is the Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.

     "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.09(b).

     "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" has the meaning specified in Section 7.01.

     "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

     "Financial Statements" means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2001, and the related audited consolidated statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year then ended and referred to in Section 4.05, copies of which have been delivered to the Administrative Agent and the Lenders.

     "Foreign Subsidiaries" means ATP (UK), ATP (Netherlands) and any additional Subsidiaries of the Borrower or any of its Subsidiaries formed, in compliance with applicable provisions of this Agreement, under the laws of a country other than the United States.

     "Foreign Subsidiary Investments" has the meaning specified in Section 6.21.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of
Section 1.03.

     "Governmental Authority" means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority or instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person's Property in connection with such subject.

     "Guarantor" means each entity executing a Guaranty, including each Subsidiary of the Borrower other than Foreign Subsidiaries.

     "Guaranty" means a Guaranty in substantially the form of the attached Exhibit C and executed by a Guarantor, and "Guaranties" shall mean all such guaranties collectively.

     "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

     "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

     "Hydrocarbon Hedge Agreement" means a swap, collar, floor, cap, option, forward sale or purchase or other contract (including sales contracts with known prices) which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

     "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or from the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

     "Independent Engineer" means Ryder Scott Company, S.A. Holditch & Associates, Inc., or any other engineering firm acceptable to the Administrative Agent.

     "Independent Engineering Report" means a report, in form and substance satisfactory to the Administrative Agent and each of the Lenders, prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) or to be acquired by the Borrower or any of such Subsidiaries, as applicable, which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

     "Interest Expense" means, for the Borrower and its consolidated Subsidiaries (other than Foreign Subsidiaries) for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt of the relevant entities for such period, whether paid or accrued, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Hedge Agreements and Hydrocarbon Hedge Agreements, all as determined in conformity with GAAP.

     "Interest Hedge Agreement" means an interest hedge, rate swap, or cap, or similar arrangement between the Borrower and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower and such financial institution or the cap of the interest rate on any Debt of the Borrower.

     "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Reference Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

     (a) the Borrower may not select any Interest Period which ends after the then existing Commitment Termination Date;

     (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

     (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

     "Interim Financial Statements" means the unaudited balance sheet of the Borrower and its consolidated Subsidiaries dated March 31, 2002, and the related unaudited statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the three months then ended and referred to in Section 4.05, copies of which have been delivered to the Administrative Agent and the Lenders.

     "Internal Engineering Report" means a report, in form and substance satisfactory to the Administrative Agent and each Lender, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) or to be acquired by the Borrower or any of such Subsidiaries, as applicable, which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

     "Issuing Lender" means Union Bank of California, N.A., or any successor issuing lender pursuant to Section 8.06.

     "Leases" means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

     "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including but Regulations D, T, U, and X, which is applicable to such Person.

     "Lender Termination Date" has the meaning specified in Section 2.15(b).

     "Lenders" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.

     "Letter of Credit" means, individually, any standby letter of credit issued by the Issuing Lender for the account of the Borrower in connection with the Commitments and which is subject to this Agreement, and "Letters of Credit" means all such letters of credit collectively.

     "Letter of Credit Application" means the Issuing Lender's standard form letter of credit application for standby letters of credit which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

     "Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

     "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus
(b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

     "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

     "Lien" means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

     "Liquid Investments" means:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 180 days from the date of any acquisition thereof;

     (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure the Borrower's or any of its Subsidiaries' ordinary course of business bonding requirements, or any other bank or trust company which has primary capital of not less than $500,000,000.00, if at the time of deposit or purchase, such bank debt securities are rated not less than "AA" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or of Moody's Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-1" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or not less than "P-1" (or the then equivalent) by the rating service of Moody's Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Majority Lenders;

     (c) deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above; and

     (d) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000.00, if at the time of entering into such agreement the debt securities of such Person are rated not less than "AA" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or of Moody's Investors Service, Inc.; and

     (e) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.

     "Loan Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, any Interest Hedge Agreements with a Swap Counterparty, any Hydrocarbon Hedge Agreements with a Swap Counterparty, and each other agreement, instrument, or document executed by the Borrower, any of its Subsidiaries or any of their officers at any time in connection with this Agreement.

     "Lost Interest" has the meaning set forth in Section 2.09(d).

     "Majority Lenders" means, at any time, Lenders holding in the aggregate at least 70% of the then aggregate unpaid principal amount of the Notes held by the Lenders and the Letter of Credit Exposure of the Lenders at such time;
provided that, if no such principal amount or Letter of Credit Exposure is then outstanding, "Majority Lenders" shall mean Lenders having at least 70% of the aggregate amount of the Commitments at such time.

     "Material Adverse Change" means (a) a material adverse change in the business, assets (including the Oil and Gas Properties of the Borrower and its Subsidiaries, other than Foreign Subsidiaries), financial condition, or results of operations of the Borrower or any Subsidiary (other than Foreign Subsidiaries) since March 31, 2002 or (b) a material adverse effect on the Borrower's or any such Subsidiary's ability to perform its obligations under this Agreement, any Note, any Guaranty, or any other Loan Document to which such entity is a party.

     "Maturity Date" means May 7, 2004.

     "Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including, if required by such laws, certain fees and other costs).

     "Mortgages" means, collectively, each of the Mortgages, Deeds of Trust, Assignments of Production, Security Agreements, Fixture Filing and Financing Statements and any other mortgage or deed of trust executed by any one or more of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) in favor of or for the benefit of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Lender, the Lenders, and any Swap Counterparty in substantially the form of the attached Exhibit D-1 or Exhibit D-2 or such other form as may be requested by Administrative Agent in its reasonable discretion, as the same may be amended, restated, modified or supplemented from time-to-time, together with any assumptions or assignments of the obligations thereunder by the Borrower or any such Subsidiary , and "Mortgages" shall mean all of such Mortgages collectively.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Advances owing to such Lender.

     "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of June 29, 2001, as amended by that certain First Amendment to Note Purchase and Sale Agreement dated March 27, 2002, by and between the Borrower and Aquila pursuant to which the Borrower, in accordance with the provisions thereof, owes or may owe to Aquila up to $34,320,000, plus interest, fees and other costs due thereunder.

     "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

     "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

     "Notice of Termination" has the meaning specified in Section 2.15(a).

     "Obligations" means (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by the Borrower and its Subsidiaries to the Administrative Agent, the Issuing Lender or the Lenders under the Loan Documents, including the Letter of Credit Obligations and (b) all obligations of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) owing to any Swap Counterparty under any Interest Hedge Agreement or Hydrocarbon Hedge Agreement.

     "Oil and Gas Properties" means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

     "Other Taxes" has the meaning set forth in Seciton 2.14(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including an Environmental Permit.

     "Permitted Liens" means the Liens permitted to exist pursuant to Section 6.01.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

     "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Pledge Agreement" means a Pledge Agreement in the form of the attached Exhibit H, executed by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) or any of the Guarantors, as the same may be amended, restated, supplemented or otherwise modified from time to time, and "Pledge Agreements" shall mean all of such Pledge Agreements collectively.

     "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

     "Proven Reserves" means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). The prices used may include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     "Pro Rata Share" means, with respect to any Lender, either (a) the ratio (expressed as a percentage) of such Lender's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender's aggregate outstanding Advances and Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Lenders at such time.

     "Reference Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Union Bank of California, N.A., as its reference rate, whether or not the Borrower has notice thereof.

     "Reference Rate Advance" means an Advance which bears interest as provided in Section 2.09(a).

     "Register" has the meaning set forth in paragraph (c) of Section 9.06.

     "Regulations D, T, U, and X" mean Regulations D, T, U, and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Reimbursement Obligations" means all of the obligations of the Borrower to reimburse the Issuing Lender for amounts paid by the Issuing Lender under Letters of Credit as established by the Letter of Credit Applications and
Section 2.07(d).

     "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

     "Replacement Lenders" has the meaning specified in Section 2.15(b).

     "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

     "Responsible Officer" means (a) with respect to any Person that is a corporation, such Person's Chief Executive Officer, President, Chief Financial Officer, or Vice President, (b) with respect to any Person that is a limited liability company, such Person's Chief Executive Officer, President, Chief Financial Officer, or Vice President, or such Person's manager or the Responsible Officer of such Person's managing member or manager, and (c) with respect to any Person that is a partnership, the Responsible Officer of such Person's general partner or partners.

     "Restricted Payment" means, with respect to any Person, (a) any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption, or other acquisition of, any shares of any capital stock or other equity interests (including partnership interests and membership interests) of such Person, other than dividends payable in such Person's stock or other equity interests or (b) principal or interest payments (in cash, property or otherwise) on, or redemptions of, subordinated debt of such Person.

     "Returns" has the meaning set forth in Section 4.11(c).

     "Security Agreements" means the Security Agreements, each in substantially the form of the attached Exhibit I, executed by the Borrower, any of its Subsidiaries (other than Foreign Subsidiaries), or any of the Guarantors as the same may be amended, modified, or supplemented from time to time.

     "Security Instruments" means, collectively, (a) the Mortgages, (b) the Transfer Letters, (c) the Pledge Agreements, (d) the Security Agreements, (e) each agreement, instrument or document executed in connection with the Cash Collateral Account, (f) each other agreement, instrument or document executed at any time in connection with the Pledge Agreements, the Security Agreements, or the Mortgages, and (g) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

     "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person,
(b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subordination Agreement" means that certain Intercreditor and Subordination Agreement dated as of June 29, 2001 by and among the Borrower, the Administrative Agent, the Lenders and Aquila.

     "Subsidiary" of a Person means any corporation or other entity of which more than 50% of the outstanding shares of capital stock or other ownership interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time capital stock or other ownership interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Swap Counterparty" means any Lender (or any Affiliate of a Lender) that is party to a Hydrocarbon Hedge Agreement or Interest Hedge Agreement with the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries).

     "Taxes" has the meaning set forth in Section 2.14(a) or 4.11 (b) as the case may be.

     "Tax Group" has the meaning set forth in Section 4.11(a).

     "Terminated Lender" has the meaning specified in Section 2.15(a).

     "Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or
(e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Transfer" shall mean any sale, assignment, farm-out, conveyance or other transfer of any Oil and Gas Property, or any interest in any Oil and Gas Property (including any working interest, overriding royalty interest, production payment, net profits interest, royalty interest, or mineral fee interest) of the Borrower, any of its Subsidiaries (other than Foreign Subsidiaries) or any Guarantor, except for (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or
(C) contemporaneously replaced by equipment of at least comparable value and use, and (iii) the sale, in any one fiscal year, of Oil and Gas Properties of the Borrower, any Subsidiary (other than Foreign Subsidiaries) or any Guarantor which in the aggregate have a fair market value less than or equal to the lesser of (A) $2,000,000 and (B) five percent (5%) of the net book value of the Oil and Gas Properties of the Borrower.

     "Transfer Letters" means, collectively, the letters in lieu of transfer orders in the form of the attached Exhibit J, executed by the Borrower and any of its Subsidiaries executing a Mortgage as each of the same may be amended, modified or supplemented from time-to-time.

     "Type" has the meaning set forth in Section 1.04.

     "Wells" has the meaning set forth in Section 2.02(b).

     Section 1.02 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     Section 1.03 Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements and the Interim Financial Statements). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to
Section 5.06 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06 hereof, used in the preparation of the Financial Statements and the Interim Financial Statements). In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

     Section 1.04 Types of Advances. Advances are distinguished by "Type." The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance.

     Section 1.05 Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

                                   ARTICLE II

                                CREDIT FACILITIES

     Section 2.01 Commitment for Advances.

     (a) Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date; provided that, the sum of (i) the aggregate outstanding principal amount of such Lender's Pro Rata Share of the Advances plus (ii) such Lender's Pro Rata Share of the Letter of Credit Exposure may not exceed at any time the lesser of (A) such Lender's Pro Rata Share of the Borrowing Base and (B) such Lender's Commitment. Each Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, and in the case of Borrowings consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $1,000,000 or in integral multiples of $1,000,000 in excess thereof, and in each case shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. For the avoidance of doubt, the preceding sentence shall not prohibit the Borrower from requesting Reference Rate Advances and Eurodollar Rate Advances to be made on the same day. Within the limits of each Lender's Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Advances.

     (b) Notes. The indebtedness of the Borrower to each Lender resulting from the Advances owing to such Lender shall be evidenced by a Note of the Borrower payable to the order of such Lender.

     Section 2.02 Borrowing Base.

     (a) Borrowing Base. The initial Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $62,000,000.00 and shall remain in effect until the next redetermination made pursuant to this Section 2.02. The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(c) and is subject to periodic redetermination pursuant to Section 2.02(b) and periodic reduction pursuant to Section 2.02(b)(v).

     (b) Calculation of Borrowing Base.

          (i) The Borrower shall deliver to the Administrative Agent and each of the Lenders on or before each June 1, September 1, and December 1, beginning September 1, 2002, an Internal Engineering Report dated effective as of the immediately preceding April 1, July 1 or October 1, respectively, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. Within 30 days after the Administrative Agent and the Lenders' receipt of such Internal Engineering Report and other information, the Administrative Agent shall deliver to each Lender the Administrative Agent's recommendation for the redetermined Borrowing Base. Within 15 days after the Lenders' receipt of the Administrative Agent's recommendation, the Administrative Agent and the Majority Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(c) (except that any increase in the Borrowing Base shall require the consent of all Lenders), and the Administrative Agent shall notify the Borrower promptly in writing of the amount of the Borrowing Base as so redetermined.

          (ii) The Borrower shall deliver to the Administrative Agent and each Lender on or before each March 15, beginning March 15, 2003, an Independent Engineering Report dated effective as of the immediately preceding January 1, and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. Within 30 days after the Administrative Agent and the Lenders' receipt of such Independent Engineering Report and other information, the Administrative Agent shall deliver to each Lender the Administrative Agent's recommendation for the redetermined Borrowing Base. Within 15 days after the Lenders' receipt of the Administrative Agent's recommendation, the Administrative Agent and the Majority Lenders shall redetermine the Borrowing Base in accordance with Section 2.02(c) (except that any increase in the Borrowing Base shall require the consent of all Lenders), and the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

          (iii) In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) or
(ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, whereupon the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.02.

          (iv) Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall constitute a representation and warranty by the Borrower to the Administrative Agent and the Lenders that (A) the Borrower and its relevant Subsidiaries owns the Oil and Gas Properties specified therein free and clear of any Liens (except Permitted Liens), and (B) on and as of the date of such Engineering Report, each Oil and Gas Property described as "proved developed" therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells ("Wells") were each producing oil and gas in paying quantities, except for Wells that were utilized as water or gas injection wells or as water disposal wells.

          (v) The Borrowing Base, as established by the procedures set forth in this Section 2.02 and as such Borrowing Base may be redetermined periodically, shall automatically and permanently reduce in equal amounts on a monthly basis on the first day of each calendar month commencing with, unless the parties otherwise agree, the calendar month immediately following each redetermination. Concurrent with each redetermination, the Agent and the Lenders shall establish the amount of the monthly Borrowing Base reduction that shall apply until the next redetermination. The initial monthly Borrowing Base reduction amount shall be equal to $2,000,000 and shall commence on September 1, 2002. Schedule 2.02(b)(v) attached hereto sets forth, on a month by month basis, the monthly Borrowing Base reduction amount for each month and the resulting then effective Borrowing Base for the period from the date hereof until the next scheduled redetermination of the Borrowing Base. Schedule 2.02(b)(v) shall be amended, and a revised Schedule 2.02(b)(v) shall be distributed by the Administrative Agent to the Borrower and each Lender, upon any redetermination (whether scheduled or unscheduled) of the Borrowing Base or the monthly Borrowing Base reduction amount that necessitates a revised Schedule 2.02(b)(v).

          (vi) Interim Redetermination. In addition to the Borrowing Base redeterminations provided for in Section 2.02(b), the Administrative Agent and the Majority Lenders (except that any increase in the Borrowing Base shall require the consent of all Lenders) may, either in their sole discretion or at the request of the Borrower and based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(c)), make one additional redetermination of the Borrowing Base during any six-month period. The party requesting the redetermination shall give the other party at least 10 days' prior written notice that a redetermination of the Borrowing Base pursuant to this Section 2.02(b)(vi) is to be performed. In connection with any redetermination of the Borrowing Base under this Section 2.02(b)(vi), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower's and its Subsidiaries' (other than Foreign

Subsidiaries') business (including their respective Oil and Gas Properties, the Proven Reserves and production relating thereto) as the Administrative Agent or any Lender may request, including in the case of requests for an increase to the Borrowing Base of $1,000,000.00 or more, an updated Independent Engineering Report. Concurrent with each redetermination, the Agent and the Lenders shall establish the amount of the monthly Borrowing Base reduction that shall apply until the next redetermination. The Administrative Agent shall notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(b)(vi) and, if necessary, a revised Schedule 2.02(b)(v) shall be distributed by the Administrative Agent to the Borrower and each Lender, reflecting the revised Borrowing Base and the monthly Borrowing Base reduction amount.

     (c) Standards for Redetermination. Each redetermination of the Borrowing Base and the monthly Borrowing Base reduction amount by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(c)), (ii) in accordance with the Administrative Agent's and the Lenders' customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and its relevant Subsidiaries, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrower and its relevant Subsidiaries as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Borrower and its relevant Subsidiaries and such other factors as the Administrative Agent and the Lenders customarily deem appropriate. In that regard, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. No Proven Reserves shall be included or considered for inclusion in the Borrowing Base unless the Administrative Agent and the Lenders shall have received, at the Borrower's expense, evidence of title satisfactory in form and substance to the Administrative Agent that the Administrative Agent has an Acceptable Security Interest in the Oil and Gas Properties relating thereto pursuant to the Security Instruments. At all times after the Administrative Agent has given the Borrower notification of a redetermination of the Borrowing Base under this Section 2.02, the Borrowing Base shall be equal to the redetermined amount or such lesser amount designated by the Borrower and disclosed in writing to the Administrative Agent and the Lenders until the Borrowing Base is subsequently redetermined in accordance with this Section 2.02.

     Section 2.03 Method of Borrowing.

     (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 10:00 a.m. (Dallas, Texas time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Borrowing or (ii) on the Business Day of the proposed Borrowing, in the case of a Reference Rate Borrowing, by the Borrower to the Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of a Borrowing shall be given by telecopier or telex, confirmed immediately in writing, specifying the information required therein. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall notify each Lender promptly of the applicable interest rate under Section 2.09(b). Each Lender shall, before noon (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, in the case of a Borrowing, such Lender's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent.

     (b) Conversions and Continuations. The Borrower may elect to Convert or continue any Borrowing under this Section 2.03 by delivering an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 10:00 a.m. (Dallas, Texas time) (i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate Advances and (ii) on the Business Day of the proposed Conversion in the case of a Conversion to a Borrowing comprised of Reference Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telex or telecopier confirmed immediately in writing specifying the information required therein. Promptly after receipt of a Notice of Conversion or Continuation under this Section, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Borrowing comprised of Eurodollar Rate Advances, notify each Lender of the applicable interest rate under Section 2.09(b).

     (c) Certain Limitations. Notwithstanding anything to the contrary in paragraphs (a) and (b) above:

          (i) at no time shall there be more than six Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar Rate Advances for any Borrowing at any time that a Default has occurred and is continuing;

          (ii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, Conversion, or continuation, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance;

          (iii) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

          (iv) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance; and

          (v) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (b) above, the Administrative Agent shall forthwith so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of such Borrowing as Reference Rate Advances or, if an existing Advance, Converted into Reference Rate Advances.

     (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing for which the related Notice of Borrowing specifies the Borrowing is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III including any loss (including any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender shall not make available to the Administrative Agent such Lender's Pro Rata Share of a Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this
Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this

Agreement even though not made on the same day as the other Advances comprising such Borrowing.

     (f) Lender Obligations Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     Section 2.04 Reduction of the Commitments.

     (a) The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or in integral multiples of $1,000,000 in excess thereof.

     (b) Any reduction and termination of the Commitments pursuant to this
Section 2.04 shall be applied ratably to each Lender's Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments.

     Section 2.05 Prepayment of Advances.

     (a) Optional. The Borrower may prepay the Advances, after giving by 10:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Rate Advances, at least three Business Days' or (ii) in the case of Reference Rate Advances, same Business Day's, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay the Advances in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to: (A) any Eurodollar Rate Advances shall be applied to Eurodollar Rate Advances comprising part of the same Borrowing; (B) any Reference Rate Advances shall be made in minimum amounts of $500,000 and in integral multiples of $100,000 in excess thereof, and (C) any Borrowing comprised of Eurodollar Rate Advances shall be made in $1,000,000 and in integral multiples of $1,000,000 in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a principal amount outstanding of at least $1,000,000. Full prepayments of any Borrowing are permitted without restriction of amounts.

     (b) Borrowing Base Deficiency. If the aggregate outstanding amount of the Advances plus the Letter of Credit Exposure ever exceeds the lesser of the Borrowing Base and the aggregate Commitments, the Borrower shall, after receipt of written notice from the Administrative Agent regarding such deficiency, deliver to the Administrative Agent, within 10 days of receipt of such notice from the Administrative Agent, a written response indicating which of the following actions it intends to take to remedy the Borrowing Base deficiency (and the failure of the Borrower to deliver such election notice or to perform the action chosen to remedy such Borrowing Base deficiency shall constitute an Event of Default):

          (i) prepay Advances or, if the Advances have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base deficiency is cured within 10 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

          (ii) pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of Lenders such that the Borrowing Base deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent; or

          (iii) (A) deliver, within 10 days after the date such deficiency notice is received by the Borrower, to the Administrative Agent written notice indicating the Borrower's election to repay the Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, each in six monthly installments equal to one-sixth of such Borrowing Base deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment, and (B) make such payments and deposits within such time periods.

Each prepayment pursuant to this Section 2.05(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Each prepayment under clauses (i) and (iii) of this
Section 2.05(b) shall be applied first to the payment of outstanding Reference Rate Advances, if any, and then to the payment of all other Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

     (c) Reduction of Commitments. On the date of each reduction of the aggregate Commitments pursuant to Section 2.04, the Borrower agrees to make a prepayment in respect of the outstanding amount of the Advances to the extent, if any, that the aggregate unpaid principal amount of all Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Commitments, as so reduced and (B) the Borrowing Base. Each prepayment pursuant to this
Section 2.05(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date.

     (d) Illegality. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Lender then outstanding hereunder,
(i) the Borrower shall, no later than 10:00 a.m. (Dallas, Texas time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice prepay all of the Eurodollar Rate Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender gives notice referred to above shall notify the Administrative Agent that the circumstances causing such suspension no longer exist.

     (e) No Additional Right; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this
Section 2.05, and all notices given pursuant to this Section 2.05 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.05 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

     Section 2.06 Repayment of Advances. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued interest, on the Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03.

     Section 2.07 Letters of Credit.

     (a) Commitment. From time to time from the date of this Agreement until 30 days prior to the Commitment Termination Date, at the request of the Borrower, the Issuing Lender shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the Expiration Date of, Letters of Credit for the account of the Borrower on any Business Day. No Letter of Credit will be issued, increased, or extended:

          (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $10,000,000.00 or (B) the lesser of
(I) the aggregate Commitments less the aggregate outstanding principal amount of all Advances and (II) the Borrowing Base less the aggregate outstanding principal amount of all Advances;

          (ii) if such Letter of Credit has an Expiration Date later than the earlier of (A) one year after the date of issuance thereof (or, if extendable beyond such period, unless such Letter of Credit is cancelable upon at least 30 days' notice given by the Issuing Lender to the beneficiary of such Letter of Credit) and (B) the Commitment Termination Date;

          (iii) unless such Letter of Credit Documents are in form and substance acceptable to the Issuing Lender in its sole discretion;

          (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

          (v) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; and

          (vi) unless such Letter of Credit is governed by the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor to such publication. If the terms of any Letter of Credit

Application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

     (b) Participations. Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender having a Commitment, and each other Lender having a Commitment shall have been deemed to have purchased from the Issuing Lender, a participation in the related Letter of Credit Obligations equal to such Lender's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall notify each such participant Lender having a Commitment promptly by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Lender's participation in such Letter of Credit.

     (c) Issuing. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application), given not later than 10:00 a.m. (Dallas, Texas time) on the fifth Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the Administrative Agent shall give to each Lender prompt notice thereof by telex, telephone, or telecopy. Each Letter of Credit Application shall be given by telecopier or telex, confirmed immediately in writing, specifying the information required therein. After the Administrative Agent's receipt of such Letter of Credit Application and upon the Borrower's fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall issue, increase, or extend such Letter of Credit for the account of the Borrower. Each Letter of Credit Application shall be irrevocable and binding on the Borrower.

     (d) Reimbursement. The Borrower hereby agrees to pay to the Issuing Lender on demand an amount equal to any amount paid by the Issuing Lender under any Letter of Credit. In the event the Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not reimbursed promptly by the Borrower upon demand, the Issuing Lender shall give the Administrative Agent notice of the Borrower's failure to make such reimbursement and the Administrative Agent shall notify each Lender having a Commitment promptly of the amount necessary to reimburse the Issuing Lender. Upon such notice from the Administrative Agent, each Lender having a Commitment shall reimburse the Issuing Lender promptly for such Lender's Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be an Advance to the Borrower transferred at the Borrower's request to the Issuing Lender. If such reimbursement is not made by any Lender to the Issuing Lender on the same day on which the Administrative Agent notifies such Lender to make reimbursement to the Issuing Lender hereunder, such Lender shall pay interest on its Pro Rata Share thereof to the Issuing Lender at a rate per annum equal to the Federal Funds Rate. Subject to the rights of the Borrower under Section 2.03(b), the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat such reimbursements to the Issuing Lender as Reference Rate Advances under a Borrowing requested by the Borrower to reimburse the Issuing Lender which have been transferred to the Issuing Lender at the Borrower's request.

     (e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit Document;

          (ii) any amendment or waiver of, or any consent to or departure from, any Letter of Credit Document;

          (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Document, or any unrelated transaction;

          (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower's rights under Section 2.07(f) below.

     (f) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

          (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

          (ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

          (iii) payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

          (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER'S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     (g) Cash Collateral Account.

          (i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.05(b), 7.02(b), or 7.03(b), then the Borrower and the Issuing Lender shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Issuing Lender's standard form assignment of deposit accounts, that the Issuing Lender requests in connection therewith to establish the Cash Collateral Account and grant the Issuing Lender a first priority security interest in such account and the funds therein. The Borrower hereby pledges to the Issuing Lender and grants the Issuing Lender a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

          (ii) So long as no Default or Event of Default Exists, (A) the Issuing Lender may apply the funds held in the Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations, and (B) the Issuing Lender shall release to the Borrower at the Borrower's written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the Letter of Credit Exposure. During the existence of any Default or Event of Default, the Issuing Lender may apply any funds held in the Cash Collateral Account to the Obligations in any order determined by the Issuing Lender, regardless of any Letter of Credit Exposure which may remain outstanding; provided that, if the Issuing Lender elects to apply such funds against the Advances, the Issuing Lender shall apply the funds first to the payment of outstanding Reference Rate Advances, if any, and then to the payment of all other Advances as determined by the Issuing Lender and agreed to by the Lenders in their sole discretion. The Issuing Lender may in its sole discretion at any time release to the Borrower any funds held in the Cash Collateral Account.

          (iii) The Issuing Lender shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Issuing Lender accords its own property, it being understood that the Issuing Lender shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

     Section 2.08 Fees.

     (a) Commitment Fees.

          (i) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate of .50% on the average daily amount by which (A) the lesser of (1) such Lender's Pro Rata Share of the Borrowing Base and (2) such Lender's Commitment exceeds (B) the sum of
(1) such Lender's Pro Rata share of the aggregate outstanding Advances and (2) such Lender's Pro Rata Share of the Letter of Credit Exposure, from the date of this Agreement until the Commitment Termination Date.

          (ii) The commitment fees shall be due and payable (A) quarterly in arrears on the last day of each March, June, September, and December commencing on September 30, 2002 and continuing thereafter through and including the end of the calendar quarter preceding the Commitment Termination Date and (B) on the Commitment Termination Date.

     (b) Letter of Credit Fees. (i) The Borrower agrees to pay (A) to the Administrative Agent, for the pro rata benefit of the Lenders, a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the Applicable Margin for Eurodollar Rate Advances on the face amount of such Letter of Credit and for the period such Letter of Credit is to be outstanding, but with a minimum annual fee of $1,000.00 on each Letter of Credit and (B) to the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (y) .25% of the face amount of such Letter of Credit and (z) $1,000.00. Each such fee shall be payable annually in advance on the date of the issuance, increase or extension of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension. (ii) The Borrower also agrees to pay to the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letter of Credit.

     (c) Facility and Other Fees. The Borrower agrees to pay to the Administrative Agent the facility fees and the other fees as described in (i) the letter dated July 31, 2002 between the Borrower and the Administrative Agent, and (ii) the letter dated July 31, 2002 among the Borrower, the Administrative Agent and Guaranty Bank, FSB.

     (d) Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders in connection with any increase of the Borrowing Base which would result in the Borrowing Base being greater than $62,000,000, a borrowing base increase fee on the amount of such increase. The borrowing base increase fee shall be in an amount equal to .75% multiplied by the amount of the increase and shall be due and payable on the date that the increase to the Borrowing Base becomes effective.

     Section 2.09 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Reference Rate Advances. If such Advance is a Reference Rate Advance, a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the

Applicable Margin in effect from time to time, payable monthly in arrears on the last day of each month and on the date such Reference Rate Advance shall be paid in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin plus 3.00% per annum.

     (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period, and, in the case of six-month Interest Periods, on the day which occurs during such Interest Period three months from the first day of such Interest Period, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin plus 3.00% per annum.

     (c) Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

     (d) Usury Recapture.

          (i) If, with respect to any Lender, the effective rate of interest contracted for under the Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the "Lost Interest") has been recaptured by such Lender.

          (ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Lender, the interest rates charged under Section 2.09 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

          (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT TO THE CONTRARY, IT IS THE INTENTION OF EACH LENDER AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS. ACCORDINGLY, IF ANY LENDER CONTRACTS FOR, CHARGES, OR RECEIVES ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THAT PAYABLE AT THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER'S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE LOANS MADE HEREUNDER BY SUCH LENDER OR BE REFUNDED TO THE BORROWER.

     Section 2.10 Payments and Computations.

     (a) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes in Dollars not later than 10:00 a.m. (Dallas, Texas time) on the day when due to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds without deduction, setoff, or counterclaim of any kind. The Administrative Agent shall thereafter cause to be distributed promptly like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Lender, or a specific Lender pursuant to
Section 2.08(c), 2.09(c), 2.12, 2.13, 2.14, 8.05, or 9.07, but after taking into account payments effected pursuant to Section 9.04), in accordance with each Lender's Pro Rata Share, to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or the Issuing Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

     (b) Computations. All computations of interest based on the Reference Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

     (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

     Section 2.11 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or Letter of Credit Obligations made by it in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.12 Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.05, the acceleration of the maturity of the Notes pursuant to Article VII, or otherwise, or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     Section 2.13 Increased Costs.

     (a) Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Advances of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that (i) such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States, and (ii) the failure to provide such notice or certificate shall not release or diminish or otherwise affect in any way the Borrower's obligation to pay such increased costs.

     (b) Capital Adequacy. If any Lender or the Issuing Lender determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or the Issuing Lender's commitment to issue the Letters of Credit and other commitments of this type, then, upon 30 days' prior written notice by such Lender or the Issuing Lender (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or to the Issuing Lender, as the case may be, from time to time as specified by such Lender or the Issuing Lender, additional amounts sufficient to compensate such Lender or the Issuing Lender, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement and (ii) with respect to the Issuing Lender, to the extent that the Issuing Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Lender or the Issuing Lender shall be conclusive and binding for all purposes, absent manifest error. Each Lender or the Issuing Lender (as the case may be) will notify the Borrower that it is entitled to compensation pursuant to this Section 2.13(b) as promptly as practicable after it determines to request such compensation; provided that the failure to provide such notice or certificate shall not release or diminish or otherwise affect in any way the Borrower's obligation to pay such additional amounts.

     (c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Lender, the Borrower shall pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost. A certificate as to such increased cost incurred by the Issuing Lender, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by the Issuing Lender to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.14 Taxes.

     (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Lender, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, the Issuing Lender, or the Administrative Agent (as the case may be) is organized or any political subdivision of such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Lender and the Issuing Lender, Taxes by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender, the Issuing Lender, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14), such Lender, the Issuing Lender, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Lender's, the Issuing Lender's, or the Administrative Agent's failure to provide the forms described in paragraph (d) of this Section
2.14 and such Lender, the Issuing Lender, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) Indemnification. THE BORROWER INDEMNIFIES EACH LENDER, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.14) PAID BY SUCH LENDER, THE ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. EACH PAYMENT REQUIRED TO BE MADE BY THE BORROWER IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF ANY PARTY CLAIMING SUCH INDEMNIFICATION WITHIN 30 DAYS FROM THE DATE THE BORROWER RECEIVES WRITTEN DEMAND THEREFOR FROM THE ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AS ADMINISTRATIVE AGENT, THE ISSUING LENDER, OR ANY SUCH LENDER. IF ANY LENDER, THE ADMINISTRATIVE AGENT, OR THE ISSUING LENDER RECEIVES A REFUND IN RESPECT OF ANY TAXES PAID BY THE BORROWER UNDER THIS PARAGRAPH (C), SUCH LENDER, THE ADMINISTRATIVE AGENT, OR THE ISSUING LENDER, AS THE CASE MAY BE, SHALL PROMPTLY PAY TO THE BORROWER THE BORROWER'S SHARE OF SUCH REFUND.

     (d) Foreign Lender Withholding Exemption. Each Lender and Issuing Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Lender which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms.

     Section 2.15 Replacement Lenders

     (a) If any Lender has notified the Borrower and the Administrative Agent of its incurring the increased costs as described under Section 2.13(a) or has required the Borrower to make payments for Taxes under Section 2.14, then the Borrower may, unless such Lender has notified the Borrower and the Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of such Lender (other than the Administrative Agent) (the "Terminated Lender") at any time upon five
(5) Business Days' prior written notice to the Terminated Lender and the Administrative Agent (such notice referred to herein as a "Notice of Termination").

     (b) In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Commitment or Commitments and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment or Commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agent and become parties by executing an Assignment and Acceptance (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitment of the Terminated Lender.

     (c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

     (d) On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment and Acceptance assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Advances (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding (pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 9.06(a), and the Terminated Lender will have the rights and benefits of an assignor under Section 9.06(a). To the extent not in conflict, the terms of Section 9.06(a) shall supplement the provisions of this Section
2.15. For each assignment made under this Section 2.15, the Replacement Lender shall pay to the Administrative Agent the processing fee provided for in Section 9.06(a). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 2.12.

                                   ARTICLE III

                              CONDITIONS OF LENDING

     Section 3.01 Conditions Precedent to Initial Advances. The effectiveness of this Agreement and the amendment and restatement of the Existing Credit Agreement is subject to the conditions precedent that:

     (a) Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Issuing Lender and the Lenders, and, where applicable, in sufficient copies for each Lender:

          (i) this Agreement, a Note payable to the order of each Lender in the amount of its Commitment, the Guaranties, the Pledge Agreement, the Security Agreements, and Mortgages encumbering substantially all of the Borrower's and its Subsidiaries' (other than Foreign Subsidiaries) Oil and Gas Properties, and each of the other Loan Documents, and all attached exhibits and schedules;

          (ii) a favorable opinion of the Borrower's, its Subsidiaries' (other than Foreign Subsidiaries) and the Guarantors' counsel dated as of the date of this Agreement and substantially in the form of the attached Exhibit K covering the matters discussed in such Exhibit and such other matters as any Lender through the Administrative Agent may reasonably request;

          (iii) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of the Borrower of (A) the resolutions of the Board of Directors of the Borrower approving the Loan Documents to which it is a party, (B) the articles of incorporation and bylaws of the Borrower, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note, and the other Loan Documents;

          (iv) certificates of a Responsible Officer or the secretary or an assistant secretary of the Borrower certifying the names and true signatures of officers of the Borrower authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Conversion or Continuation, and the other Loan Documents to which the Borrower is a party;

          (v) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Subsidiary of the Borrower (other than Foreign Subsidiaries) of (A) the resolutions of the Board of Directors of such Subsidiary approving the Loan Documents to which it is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws of such Subsidiary, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Subsidiary is a party;

          (vi) a certificate of the secretary or an assistant secretary of each Subsidiary (other than Foreign Subsidiaries) certifying the names and true signatures of officers of such Subsidiary authorized to sign the Guaranty, Security Instruments and the other Loan Documents to which such Subsidiary is a party;

          (vii) a certificate dated as of the date of this Agreement from the President or Chief Financial Officer of the Borrower stating that (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 have been met;

          (viii) appropriate UCC-1 or UCC-3 Financing Statements covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

          (ix) stock certificates required in connection with the Pledge Agreement and stock powers executed in blank for each such stock certificate;

          (x) insurance certificates naming the Administrative Agent co-loss payee or additional insured, as applicable, and evidencing insurance which meets the requirements of this Agreement and the Security Instruments; and

          (xi) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.

     (b) Payment of Fees. On the date of this Agreement, the Borrower shall have paid the fees then required by Section 2.08 and all costs and expenses which have been invoiced and are payable pursuant to Section 9.04.

     (c) Delivery of Financial Statements. The Administrative Agent and the Lenders shall have received true and correct copies of (i) the Financial Statements, (ii) the Interim Financial Statements and (iii) such other financial information regarding the Borrower and its Subsidiaries or any of their respective Properties as the Lenders may reasonably request.

     (d) Security Instruments. The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent and the Lenders in their sole discretion necessary to determine that the Administrative Agent (for its benefit and the benefit of the Lenders) shall have an Acceptable Security Interest in the Collateral and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

     (e) Title. The Administrative Agent shall be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base and that such Oil and Gas Properties constitute a percentage of such Collateral reasonably satisfactory to the Administrative Agent.

     (f) No Default. No Default shall have occurred and be continuing.

     (g) Representations and Warranties. The representations and warranties contained in Article IV hereof and in each other Loan Document shall be true and correct in all material respects.

     (h) Material Adverse Change. No event or circumstance that could cause a Material Adverse Change shall have occurred.

     (i) Existing Litigation. The Lenders shall be satisfied, in their sole judgment, that the pending litigation set forth in Schedule 4.07 will not result in a Material Adverse Change.

     (j) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby except as set forth in Schedule
4.07 or (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

     (k) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents. In addition, the Borrower and its Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and its Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

     (l) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in the form of Exhibit F, with appropriate insertions and executed by a duly authorized Responsible Officer of the Borrower.

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

     Section 3.02 Conditions Precedent to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing and of the Issuing Lender to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, increase, or extension of such Letter of Credit:

     (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Conversion or Continuation, or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, the issuance, increase, or extension of such Letter of Credit, such statements are true):

          (i) except such as are expressly made only as of a prior date (which shall remain true and correct as of such prior date), the representations and warranties contained in Article IV of this Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

          (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, or would result from the issuance, increase, or extension of such Letter of Credit; and

     (b) the Administrative Agent shall have received such other approvals, opinions, or documents reasonably deemed necessary or desirable by any Lender as a result of circumstances occurring after the date of this Agreement, as any Lender through the Administrative Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

     Section 4.01 Corporate Existence; Subsidiaries. The Borrower is a corporation duly organized and validly existing under the laws of Texas and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification. Each Subsidiary of the Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification. The Borrower and its Subsidiaries have no Subsidiaries other than those listed on Schedule 4.01. As of the date of this Agreement, except for ATP
(UK), none of the Subsidiaries of the Borrower own any Property or any interest in any Property of any value material to the Borrower and its Subsidiaries on a consolidated basis.

     Section 4.02 Corporate Power. The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by its Subsidiaries of the Guaranties and the other Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower's and its Subsidiaries' corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene (i) the Borrower's or any Subsidiary's certificate or articles of incorporation, bylaws or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Subsidiary, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Advance, such Advance and the use of the proceeds of such Advance will be within the Borrower's corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Borrower's articles of organization or other organizational documents or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

     Section 4.03 Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or by each Subsidiary of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing and each issuance, increase or extension of a Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or such issuance, increase or extension of such Letter of Credit or the use of the proceeds of such Borrowing or such Letter of Credit.

     Section 4.04 Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and the Guaranties and the other Loan Documents to which any Subsidiary of the Borrower is a party have been duly executed and delivered by such Subsidiaries. Each Loan Document is the legal, valid, and binding obligation of the Borrower and each Subsidiary of the Borrower which is a party to it enforceable against the Borrower and each such Subsidiary in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.

     Section 4.05 Financial Statements. The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements and the Interim Financial Statements, and the Financial Statements and the Interim Financial Statements are accurate and complete in all material respects and present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP. All projections, estimates, and pro forma financial information furnished by the Borrower to the Administrative Agent or the Lenders were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. Since the date of the Interim Financial Statements, no event or circumstance that could cause a Material Adverse Change has occurred. As of the date of this Agreement, none of the Borrower or any of its Subsidiaries has any Debt other than the Debt reflected in the Interim Financial Statements or described on
Schedule 4.05.

     Section 4.06 True and Complete Disclosure. All factual information (excluding estimates) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and its Subsidiaries in writing to the Administrative Agent or any of the Lenders shall be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time. All projections, estimates, and pro forma financial information furnished by the Borrower to the Administrative Agent or the Lenders were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

     Section 4.07 Litigation. Except as set forth on Schedule 4.07, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document. Additionally, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding instituted against the Borrower or any of its Subsidiaries which seeks to adjudicate the Borrower or any such Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

     Section 4.08 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

     Section 4.09 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.10 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the

Administrative Agent nor any of the Lenders, solely by virtue of the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Loan Documents shall be or become subject to regulation (a) as a "holding company", or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) under the Federal Power Act, as amended, (c) as a "public utility" or "public service corporation" or the equivalent under the applicable law of any state, or (d) under the applicable laws of any state relating to public utilities or public service corporations.

     Section 4.11 Taxes.

     (a) Reports and Payments. All Returns (as defined below in clause (c) of this Section) required to be filed by or on behalf of the Borrower, its Subsidiaries (other than Foreign Subsidiaries), or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct, except where the failure to so file would not be reasonably expected to cause a Material Adverse Change; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements and the Interim Financial Statements, (ii) taxes that are being contested in good faith, or (iii) such Taxes, the failure to pay which would not cause a Material Adverse Change. The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person, except for such Taxes or reserves therefor, the failure to pay or provide for which does not and could not cause a Material Adverse Change.

     (b) Taxes Definition. "Taxes" in this Section 4.11 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on with respect to any such assessment).

     (c) Returns Definition. "Returns" in this Section 4.11 shall mean any federal, state, local, or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

     Section 4.12 Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer

Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any member of the Controlled Group for post-retirement benefits to be provided to the current and former employees of the Borrower or any member of the Controlled Group under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

     Section 4.13 Condition of Property; Casualties. The Borrower and each of its Subsidiaries (other than Foreign Subsidiaries) has good and indefeasible title to all of its Properties as is customary in the oil and gas industry in all material respects, free and clear of all Liens except for Permitted Liens. The material Properties used or to be used in the continuing operations of the Borrower and each of its Subsidiaries (other than Foreign Subsidiaries) are in good repair, working order and condition. Since the date of the Interim Financial Statements, neither the business nor the material Properties of the Borrower and each of its Subsidiaries (other than Foreign Subsidiaries), taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy.

     Section 4.14 No Burdensome Restrictions; No Defaults.

     (a) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which would reasonably be expected to cause a Material Adverse Change. Except as may be determined in any litigation set forth in Schedule 4.07, neither the Borrower nor any of its Subsidiaries (other than Foreign Subsidiaries) is in default under or with respect to any contract, agreement, lease, or other instrument to which the Borrower or any such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change. Except as may be determined in any litigation set forth in Schedule 4.07, neither the Borrower nor any Subsidiary (other than Foreign Subsidiaries) has received any notice of default under any material contract, agreement, lease, or other instrument to which the Borrower or such Subsidiary is a party.

     (b) No Default has occurred and is continuing.

     Section 4.15 Environmental Condition.

     (a) Permits, Etc. Except as set forth on Schedule 4.15, the Borrower and its Subsidiaries (other than Foreign Subsidiaries) (i) have obtained all Permits, including any Permits required under any Environmental Law necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses, except where the failure to have any such Permit could not reasonably be expected to cause a Material Adverse Change; (ii) have at all times been and are in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged material violation of any Environmental Law or Permit; and (iv) are not subject to any actual or contingent Environmental Claim, which could reasonably be expected to cause a Material Adverse Change.

     (b) Certain Liabilities. Except as set forth on Schedule 4.15, to the Borrower's actual knowledge, none of the present or previously owned or operated Property of the Borrower or any Subsidiary of the Borrower (other than Foreign Subsidiaries) or of any of their former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

     (c) Certain Actions. Except as set forth on Schedule 4.15, without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower or its Subsidiaries (other than Foreign Subsidiaries) or any of their former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) the present and, to the Borrower's best knowledge, future liability, if any, of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

     Section 4.16 Permits, Licenses, Etc. The Borrower and its Subsidiaries (other than Foreign Subsidiaries) possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business. The Borrower and its Subsidiaries (other than Foreign Subsidiaries) manage and operate their business in all material respects in accordance with all applicable Legal Requirements and good industry practices.

     Section 4.17 Gas Contracts. Neither the Borrower nor any of its Subsidiaries (other than Foreign Subsidiaries) , as of the date hereof, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrower's and its Subsidiaries' (other than Foreign Subsidiaries) Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) except as has been disclosed to the Administrative Agent, has produced gas, in any material amount, subject to, and none of the Borrower's and its Subsidiaries' (other than Foreign Subsidiaries) Oil and Gas Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements.

     Section 4.18 Liens; Titles, Leases, Etc. None of the Property of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) is subject to any Lien other than Permitted Liens. On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents (other than the routine filings of counterparts of the Security Instruments) and other actions which are necessary to create and perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions. All leases and agreements for the conduct of business of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) are valid and subsisting, in full force and effect and there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default under any such leases or agreements which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries (other than Foreign Subsidiaries) is a party to any agreement or arrangement (other than this Agreement and the Security Instruments and the Note Purchase Agreement and the documents securing payment of the Debt of the Borrower thereunder), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to secure the Obligations against their respective assets or Properties.

     Section 4.19 Solvency and Insurance. Before and after giving effect to the making of the initial Advances, the Borrower is Solvent. Furthermore, each of the Borrower and its Subsidiaries carry insurance required under Section 5.02 of this Agreement.

     Section 4.20 Hedging Agreements. Schedule 4.20 sets forth, as of the date hereof, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and any other hedging agreement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary of the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

     Section 4.21 Material Agreements. Schedule 4.21 sets forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof (other than the agreements set forth in Schedule 4.20, this Agreement, the Notes, the Security Instruments and any other Loan Documents) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries, and all obligations of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for the account of the Borrower or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 4.21 hereto is a complete and correct list of all material agreements and other instruments of the Borrower and its Subsidiaries in effect as of the date hereof and relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons. The Borrower has heretofore delivered to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the date hereof.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, the Borrower agrees, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

     Section 5.01 Compliance with Laws, Etc. The Borrower shall comply, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to comply, in all material respects with all Legal Requirements. Without limiting the generality and coverage of the foregoing, the Borrower shall comply, and shall cause each of its Subsidiaries (other than Foreign Subsidiaries) to comply, in all material respects, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower or any such Subsidiaries do business; provided, however, that this Section 5.01 shall not prevent the Borrower or such Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings. Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries (other than Foreign Subsidiaries) to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent an Acceptable Security Interest in the Borrower's and its Subsidiaries' (other than Foreign Subsidiaries') Oil and Gas Properties.

     Section 5.02 Maintenance of Insurance.

     (a) The Borrower shall, and shall cause each of its Subsidiaries (other than Foreign Subsidiaries) to, procure and maintain or cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agent. In addition, the Borrower shall, and shall cause each of its relevant Subsidiaries to, comply with all requirements regarding insurance contained in the Security Instruments to which they are parties.

     (b) Certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent. All policies of insurance shall either have attached thereto a lender's loss payable endorsement for the benefit of the Administrative Agent, as joint loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Administrative Agent as an additional insured, as applicable. The Borrower shall furnish the Administrative Agent with a certificate of insurance or a certified copy of all policies of insurance required. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of the Borrower, or a Subsidiary of the Borrower or any party holding under the Borrower or a Subsidiary of the Borrower which might otherwise result in a forfeiture of the insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against the Borrower and its Subsidiaries. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days' prior written notice to the Administrative Agent.

     (c) With respect to the proceeds of any insurance policy, (i) prior to the occurrence and continuance of an Event of Default, such proceeds shall be paid directly to the Borrower or the applicable Subsidiary of the Borrower to the extent necessary to repair or replace the damaged or destroyed Property covered by such policy, and the remaining amount, if any, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with clause (d) below, and (ii) after the occurrence and during the continuance of an Event of Default, all proceeds of insurance, including any casualty insurance proceeds, property insurance proceeds, proceeds from actions, and any other proceeds, shall be paid directly to the Administrative Agent and if necessary, assigned to the Administrative Agent, to be applied in accordance with clause (d) below. In the event that any such proceeds are paid to the Borrower or any of its relevant Subsidiaries in violation of this clause (c), the Borrower or such Subsidiary shall hold the proceeds in trust for the Administrative Agent, segregate the proceeds from the other funds of the Borrower or such Subsidiary, and promptly pay the proceeds to the Administrative Agent with any necessary endorsement. Upon the request of the Administrative Agent, each of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) shall execute and deliver to the Administrative Agent any additional assignments and other documents as may be necessary or desirable to enable the Administrative Agent to directly collect the proceeds as set forth herein.

     (d) With respect to the proceeds of any insurance required to be paid to the Administrative Agent hereunder, (i) prior to the occurrence and continuance of an Event of Default, the Administrative Agent shall use such proceeds first against accrued interest and any fees owing, then against Reference Rate Advances, and then as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion, and (ii) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may apply such proceeds as it determines and agreed to by the Lenders in their sole discretion.

     Section 5.03 Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to preserve and maintain, its corporate existence, rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

     Section 5.04 Payment of Taxes, Etc. The Borrower shall pay and discharge, and cause each of its Subsidiaries (other than Foreign Subsidiaries) to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

     Section 5.05 Visitation Rights. At any reasonable time and from time to time, upon reasonable notice, the Borrower shall, and shall cause its Subsidiaries (other than Foreign Subsidiaries) to, permit the Administrative Agent and any Lender or any of their respective agents or representatives, to
(a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect, at their reasonable discretion the Properties of the Borrower and any such Subsidiary, and (b) discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors; provided that any visits to sites at which Hydrocarbons are located shall be at their risk, but only to the extent of any liability in excess of the limits of applicable insurance carried by the Borrower or the relevant Subsidiary.

     Section 5.06 Reporting Requirements. The Borrower shall furnish to the Administrative Agent and each Lender:

     (a) Annual Financials. (i) As soon as available and in any event not later than 95 days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries, (A) a copy of the annual audit report for such year for the Borrower and its consolidated Subsidiaries, including therein the Borrower's consolidated balance sheet as of the end of such fiscal year and the Borrower's consolidated statements of income, cash flows, and retained earnings, in each case certified by KPMG, LLP or other independent certified public accountants of national standing reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower or any Subsidiary of the Borrower in connection with such audit, (B) a certificate of such accounting firm to the Administrative Agent and the Lenders stating that, in the course of the regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, and (C) a

Compliance Certificate executed by the Chief Financial Officer of the Borrower and (ii) a copy of the unaudited annual consolidating financial statements of each of its consolidated Subsidiaries, including therein such Subsidiary's balance sheet and statements of income, cash flows, and retained earnings for such fiscal year.

     (b) Quarterly Financials. As soon as available and in any event not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its consolidated Subsidiaries, (i) the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP and (ii) a Compliance Certificate executed by the Chief Financial Officer of the Borrower.

     (c) Oil and Gas Reserve Reports.

          (i) As soon as available but in any event on or before each June 1, September 1, and December 1, of each year, an Internal Engineering Report dated effective as of April 1, July 1 or October 1, respectively, for such year.

          (ii) As soon as available but in any event on or before March 15 of each year an Independent Engineering Report dated effective as of January 1 for such year.

          (iii) Such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base.

          (iv) With the delivery of each Engineering Report, a certificate from a Responsible Officer of the Borrower certifying that, to the best of his knowledge and in all material respects: (a) except for projections which have been made on the basis of the best available information and accepted petroleum engineering practices, the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (b) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Engineering Report and such Properties are free of all Liens except for Permitted Liens, (c) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Engineering Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (d) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (e) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Engineering Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (f) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Oil and Gas Properties, (g) except as set forth on a schedule attached to the certificate, all of the Oil and Gas Properties evaluated by such Engineering Report are pledged as Collateral for the Obligations, (h) the projections made in such Engineering Report also take into account projected Capital Expenditures for the period therein specified, and (i) such projected Capital Expenditures were determined in good faith and based on reasonable assumptions regarding the Borrower's and its Subsidiaries' (other than Foreign Subsidiaries') Capital Expenditure requirements for such period.

     (d) Production Reports. As soon as available and in any event within 30 days after the end of each calendar month, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) and detailing on a monthly basis (i) the production, revenue, and price information and associated operating expenses for each such month, (ii) any changes to any producing reservoir, production equipment, or producing well during each such month, which changes could cause a Material Adverse Change and (iii) any sales of the Borrower's or any such Subsidiaries' Oil and Gas Properties during each such month.

     (e) Defaults. As soon as possible and in any event within five days after
(i) the occurrence of any Default or (ii) the occurrence of any default under the Note Purchase Agreement, in each case known to any officer of the Borrower or any of its Subsidiaries which is continuing on the date of such statement, a statement of the Chief Financial Officer of the Borrower setting forth the details of such Default or default, as applicable, and the actions which the Borrower has taken and proposes to take with respect thereto.

     (f) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any of its Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such Affiliate proposes to take with respect thereto.

     (g) Termination of Plans. Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan.

     (h) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

     (i) Environmental Notices. Promptly upon the receipt thereof by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries), a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could cause a Material Adverse Change, (ii) any action or omission on the part of the Borrower or any such Subsidiary or any of their former

Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability therefor that could cause a Material Adverse Change, including any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien upon, against or in connection with the Borrower or any such Subsidiary or their former Subsidiaries, or any of their leased or owned Property, wherever located.

     (j) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary (other than Foreign Subsidiaries), a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, or agreement with any Governmental Authority.

     (k) Material Changes. Prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) is a party or by which they or their Properties may be bound.

     (l) Disputes, Etc. Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower threatened, or affecting the Borrower, or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) and
(ii) any claim, judgment, Lien or other encumbrance (other than a Permitted
Lien) affecting any Property of the Borrower or any Subsidiary (other than Foreign Subsidiaries) if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $100,000.

     (m) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary of the Borrower (other than Foreign Subsidiaries) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the board of directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

     (n) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

     (o) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Agreement.

     (p) Hedging Agreements. As soon as available and in any event within 10 Business Days after the last day of each fiscal quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Interest Hedge Agreements and Hydrocarbon Hedge Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary (other than Foreign Subsidiaries), the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 4.20 any margin required or supplied under any credit support document, and the counterparty to each such agreement.

     (q) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request. The Administrative Agent agrees to provide the Lenders with copies of any material notices and information delivered solely to the Administrative Agent pursuant to the terms of this Agreement.

     Section 5.07 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries (other than Foreign Subsidiaries) to, maintain their respective owned, leased, or operated Property in good condition and repair; and shall abstain, and cause each of such Subsidiaries to abstain, from knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

     Section 5.08 Agreement to Pledge. The Borrower shall, and shall cause each Subsidiary (other than Foreign Subsidiaries) to, grant to the Administrative Agent an Acceptable Security Interest in any Property of the Borrower or any such Subsidiary now owned or hereafter acquired promptly after receipt of a written request from the Administrative Agent.

     Section 5.09 Use of Proceeds. The Borrower shall use the proceeds of the Advances and Letters of Credit to finance the acquisition and development of domestic oil and gas reserves and working capital in connection therewith, and other general corporate purposes. Other than as permitted in Sections 6.02(g) and 6.06(b), the Borrower shall not use the proceeds of any Advance or Letter of Credit in connection with the development and production expenses of operations conducted outside the United States. Except as permitted in Section 6.21, the Borrower may not pay or guaranty any Debt of a Foreign Subsidiary without obtaining the prior consent of the Majority Lenders.

     Section 5.10 Title Opinions. The Borrowers shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received satisfactory title reviews (including if requested, supplemental or new title opinions addressed to it), which title opinions shall be in form and substance acceptable to the Administrative Agent in its sole discretion and shall include opinions regarding the before payout and after payout ownership interests held by the Borrower and its Subsidiaries (other than Foreign Subsidiaries), for all wells located on the Oil and Gas Properties covered thereby as to the ownership of Oil and Gas Properties of the Borrower and its Subsidiaries (other than Foreign Subsidiaries), and reflecting that the Administrative Agent has an Acceptable Security Interest in such Oil and Gas Properties of the Borrower and its Subsidiaries (other than Foreign Subsidiaries), constituting at least 90% of the present value of the Proven Reserves of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) and at least 90% of the present value of the proved developed producing reserves of the Borrower and its Subsidiaries as determined by the Administrative Agent.

     Section 5.11 Further Assurances; Cure of Title Defects. The Borrower shall and shall cause each Subsidiary (other than Foreign Subsidiaries) to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower hereby authorizes the Lenders or the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. The Borrower at its expense will and will cause each Subsidiary (other than Foreign Subsidiaries) to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any such Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. Within 45 days after (a) a request by the Administrative Agent or the Lenders to cure any title defects or exceptions which are not Permitted Liens raised by such information, or (b) a notice by the Administrative Agent of the Borrower's failure to comply with the last sentence of Section 5.10, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties of the Borrower or its Subsidiaries (other than Foreign Subsidiaries) with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower's and such Subsidiaries' ownership of such Oil and Gas Properties and the Administrative Agent's Liens and security interests therein as are required to maintain compliance with Section 5.10. If within such 45 day period the Borrower satisfies both clause (i) and clause (ii) set forth above, then no Default or Event of Default shall have occurred as a result of such title defect or exception.

     Section 5.12 Trade Payables. The Borrower shall, and shall cause each Subsidiary to, within 60 days after the same becomes due (or, with respect to any vendor, within such longer period as is acceptable to such vendor) pay all Debt (other than the Obligations) owed by it and maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment, the Borrower agrees, unless the Majority Lenders otherwise consent in writing, to comply with the following covenants.

     Section 6.01 Liens, Etc. The Borrower shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries (other than Foreign Subsidiaries) to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries (other than Foreign Subsidiaries) may create, incur, assume, or suffer to exist:

     (a) Liens securing the Obligations;

     (b) Liens specified in the attached Schedule 6.01 on the Property owned by the Borrower and such Subsidiaries which is specified therein; provided that such Liens may secure only the Debt disclosed therein to be secured by such Liens and only for the amount of Debt disclosed therein;

     (c) purchase money Liens or purchase money security interests upon or in any equipment acquired or held by the Borrower or any such Subsidiary in the ordinary course of business prior to or at the time of the Borrower's or such Subsidiary's acquisition of such equipment; provided that, the Debt secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of the Borrower or any Subsidiary of the Borrower, and (iii) is not increased in amount;

     (d) Liens for taxes, assessments, or other governmental charges or levies not yet due or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

     (e) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor;

     (f) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Borrower or the relevant Subsidiary to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

     (g) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower warranted in the Security Instruments;

     (h) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower or the relevant Subsidiary;

     (i) operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business, to the extent that any of the foregoing referred to in this clause does not impair materially the use of the Property covered thereby for the purposes for which such Property is held by the Borrower or the relevant Subsidiary or impair materially the value of such Property subject thereto;

     (j) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or such Subsidiary or materially detract from the value or use of the Property to which they apply;

     (k) Liens securing Capital Leases permitted under Section 6.02(f), but only on the Property covered under such lease;

     (l) Liens on cash or securities of the Borrower or any of its relevant Subsidiaries securing Debt permitted under Section 6.02(g); and

     (m) Liens securing the payment of the Debt of the Borrower under the Note Purchase Agreement, which Liens are subordinate in priority to the Liens securing the Obligations in accordance with the Subordination Agreement or otherwise on terms satisfactory to the Administrative Agent and the Lenders.

     Section 6.02 Debts, Guaranties, and Other Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Foreign Subsidiaries) to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except:

     (a) Debt of the Borrower and its Subsidiaries under the Loan Documents;

     (b) Debt in the form of obligations for the deferred purchase price of Property or services incurred in the Borrower's or such Subsidiaries' ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;

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

     (c) Debt secured by the Liens permitted under paragraph (c) of Section 6.01 in an aggregate amount not to exceed $1,000,000 at any time;

     (d) Debt under Hydrocarbon Hedge Agreements or Interest Hedge Agreements; provided that (i) such agreements are entered into as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's or such Subsidiary's operations, (ii) such agreements, collectively, cover less than 75% of the developed Proven Reserves, (iii) the Borrower or the relevant Subsidiary can only settle such agreements with physical deliveries of the commodities being hedged thereby, (iv) such agreements are with counterparties that have a senior unsecured, non-credit enhanced long-term credit rating of higher than BBB- as rated by Standard & Poor's Ratings Group and higher than Baa3 as rated by Moody's Investors Service, Inc., (v) such agreements shall not obligate the Borrower or the relevant Subsidiary to any margin call requirements, (vi) the obligations of the Borrower or the relevant Subsidiary under such agreements are not secured, and (vii) the hedging transactions covered by such agreements shall not be longer in duration than two years.

     (e) Debt of the Borrower and such Subsidiaries existing on the date hereof which is disclosed in Schedule 4.05, and any renewals or extensions (but not increases) thereof;

     (f) Debt under Capital Leases not to exceed $100,000 in the aggregate;

     (g) Debt consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower or any Subsidiary of the Borrower (other than Foreign Subsidiaries) in connection with the operation of the Borrower's or the relevant Subsidiaries' Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of such Oil and Gas Properties;

     (h) Debt of the Borrower under the Note Purchase Agreement which is subordinate to the Obligations pursuant to the Subordination Agreement.

     (i) Debt of the Borrower or any such Subsidiaries expressly permitted under
Section 6.21 below.

     Section 6.03 Agreements Restricting Liens and Distributions. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments and the Note Purchase Agreement and the documents securing payment of the Debt of the Borrower thereunder) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any such Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

     Section 6.04 Merger or Consolidation; Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) merge or consolidate with or into any other Person (other than the Borrower or any Subsidiary of the Borrower (other than a Foreign Subsidiary)) without the prior consent of all of the Lenders, or (b) Transfer any of its Property; provided that any Foreign Subsidiary may merge or consolidate with or into any other Foreign Subsidiary.

     Section 6.05 Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make a Restricted Payment or return any capital to its stockholders or otherwise make any distribution of its assets to its stockholders except for redemption of stock options held by employees of the Borrower, as provided in the 1998 and 2000 stock option plans of the Borrower; provided, however, the amount of stock so redeemed and held by the Borrower shall not exceed at any one time in the aggregate more than the number of shares that when multiplied by the then current price of the stock exceeds $1,000,000.

     Section 6.06 Investments. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Foreign Subsidiaries) to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person or any Oil and Gas Properties or activities related to Oil and Gas Properties, except:

     (a) Liquid Investments;

     (b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

     (c) investments by the Borrower and its relevant Subsidiaries in direct ownership interests in additional Oil and Gas Properties and gas gathering systems and other facilities related thereto; provided that, the amount of any such investments permitted by this clause (d) may not exceed $5,000,000 during any six-month period between every other scheduled Borrowing Base redeterminations (except that such $5,000,000 limit may be exceeded in connection with any proposed investment to the extent of any unused availability that exists under the Borrowing Base on the date such proposed investment is to be made);

     (d) loans, advances, or capital contributions to, or investment in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Person, specified in the attached
Schedule 6.06; provided that, the respective amounts of such loans, advances, capital contributions, investments, purchases and commitments shall not be increased;

     (e) creation of any additional Subsidiaries in compliance with Section
6.20;

     (f) other investments, loans or advances not otherwise permitted by this
Section 6.06, (but not including any investments, loans or advances permitted by Section 6.21) and in or to a Person that is not a Subsidiary of the Borrower and in an aggregate amount not to exceed $250,000 at any time; and

     (g) loans, advances, guaranties, capital contributions, or any investment expressly permitted under Section 6.21 below.

     Section 6.07 Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Foreign Subsidiaries) to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates (including Foreign Subsidiaries) unless such transaction or series of transactions is on terms no less favorable to the Borrower or the relevant Subsidiary, as applicable, than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate.

     Section 6.08 Compliance with ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) engage in, or permit any Subsidiary of such Person or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any such Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any such Subsidiary or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any such Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, any such Subsidiary or any ERISA Affiliate is required to pay as contributions thereto; (d) permit to exist, or allow any such Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any such Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (as "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA) under any Plan maintained by the Borrower, any such Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any such Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any such Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any such Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any such Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any such Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any such Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan.

     Section 6.09 Sale-and-Leaseback. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or such Subsidiary shall lease as lessee such property or any part thereof or other Property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

     Section 6.10 Change of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, make any material change in the character of its business as an independent oil and gas exploration and production company, nor will the Borrower or any such Subsidiary operate or carry on business in any jurisdiction other than the United States, including the Gulf of Mexico.

     Section 6.11 Organizational Documents, Name Change. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, amend, supplement, modify or restate their articles or certificate of incorporation and bylaws or other equivalent organizational documents without prior written notice to, and prior consent of, the Administrative Agent, which consent shall not be unreasonably withheld provided that such amendments, supplements, modifications or restatements are in form and substance reasonably satisfactory to the Administrative Agent. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, change its name without giving the Administrative Agent reasonable prior notice thereof. The Borrower agrees that at any time, at the Borrower's expense, the Borrower will, or will cause any of its Subsidiaries (other than Foreign Subsidiaries) to, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Administrative Agent or any Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     Section 6.12 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any such Subsidiary which would require the Borrower or any such Subsidiary to deliver in the aggregate two percent (2%) or more of their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     Section 6.13 Current Ratio. The Borrower shall not permit the ratio of (i) its consolidated current assets as of the end of any fiscal quarter (including any unused portion of the Borrowing Base and including any funds available to the Foreign Subsidiaries under a committed credit facility, but limited to the aggregate amount included for the relevant Foreign

Subsidiaries' accounts payable in clause (ii) of this Section 6.13) to (ii) its consolidated current liabilities (excluding any current maturities of long-term
Debt) as of the end of the relevant fiscal quarter to be less than 1.0 to 1.0. For purposes of this calculation, the mark-to-market portion of any Hydrocarbon Hedge Agreement or Interest Hedge Agreement shall be excluded from the calculation of both consolidated current assets and consolidated current liabilities.

     Section 6.14 Interest Coverage Ratio. The Borrower shall not permit the ratio, as of the last day of any fiscal quarter (calculated quarterly at the end of each fiscal quarter), of (i) its EBITDA (for the immediately preceding four fiscal quarter period then ended) minus $12,000,000 to (ii) Interest Expense for the Borrower and its consolidated Subsidiaries for such four fiscal quarter period, to be less than 3.0 to 1.0.

     Section 6.15 Sale or Discount of Receivables. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

     Section 6.16 Debt Coverage Ratio. The Borrower shall not permit the ratio of, as of the end of each fiscal quarter (calculated quarterly at the end of each fiscal quarter) of (i) the Debt of the Borrower and its consolidated Subsidiaries (excluding Foreign Subsidiaries), less cash on hand exceeding $10,000,000, to (ii) EBITDA, minus interest income of the relevant entities for the immediately preceding four fiscal quarter period then ended, to be greater than 3.0 to 1.0. For purposes of this calculation, the mark-to-market portion of any Hydrocarbon Hedge Agreement or Interest Hedge Agreement shall be excluded from the calculation of both Debt and EBITDA.

     Section 6.17 Note Purchase Agreement.

     (a) Guaranties. The Borrower shall not permit any of its Subsidiaries to guarantee the obligations, liabilities and indebtedness created under or evidenced by the Note Purchase Agreement and any other documents executed in connection therewith (whether a guaranty of payment, collection or otherwise), unless such guaranty is subordinate to a guaranty by such Subsidiary of the Obligations in favor of the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent.

     (b) Payment and Modification. The Borrower shall not make any payments on the obligations, liabilities and indebtedness created under or evidenced by the Note Purchase Agreement and any other documents executed in connection therewith, except as permitted pursuant to the Subordination Agreement. Further, the Borrower shall not amend, supplement, restate or otherwise modify, in any material respect, the Note Purchase Agreement or any other document executed in connection therewith without the prior written consent of the Majority Lenders.

     Section 6.18 Limitation on Leases. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and all such Subsidiaries pursuant to all such leases or lease agreements to exceed $250,000 in any period of twelve consecutive calendar months during the life of such leases.

     Section 6.19 Use of Proceeds; Letters of Credit. The Borrower will not permit the proceeds of any Advance or any Letter of Credit to be used for any purpose other than those permitted by Section 5.09. The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Neither the Borrower nor any Person acting on behalf of the Borrower has taken or shall take, nor permit any of the Borrower's Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X.

     Section 6.20 Additional Subsidiaries. The Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, create or acquire any additional Subsidiaries without (a) the prior written consent of the Administrative Agent and the Majority Lenders, (b) such new Subsidiary (other than Foreign Subsidiaries) executing and delivering to the Administrative Agent, at its request, a Pledge Agreement, a Security Agreement and a Mortgage, and such other Security Instruments as the Agent or the Majority Lenders may reasonably request, and (c) any certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request.

     Section 6.21 Foreign Subsidiaries. Notwithstanding anything to the contrary contained herein, the Borrower shall not, nor shall it permit any of its Subsidiaries (other than Foreign Subsidiaries) to, incur any Debt in respect of, make any loans, advances, or capital contributions to, make any investment in (including the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Foreign Subsidiary (collectively, the "Foreign Subsidiary Investments") in an aggregate amount exceeding $15,000,000 at any time; provided that at least $10,000,000 of such Foreign Subsidiary Investments shall be evidenced by promissory notes issued by the relevant Foreign Subsidiary payable to the order of the Borrower and collaterally assigned to, and held in the possession of, the Administrative Agent. For the avoidance of doubt (a) the aggregate amount of the Foreign Subsidiary Investments permitted under this Agreement, whether under this Section 6.21 or under any other Section of this Agreement, shall not exceed $15,000,000 and (b) "Foreign Subsidiary Investments" include any sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of a Foreign Subsidiary in connection with the operation of such Foreign Subsidiary's Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of such Oil and Gas Properties).

                                   ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

     Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Loan Document:

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

     (a) Payment. The Borrower shall fail to pay when due any principal, interest, fees, reimbursements, indemnifications, or other amounts payable hereunder, under the Notes, or under any other Loan Document;

     (b) Representation and Warranties. Any representation or warranty made or deemed to be made in accordance with any provision hereof (i) by the Borrower or any Subsidiary in this Agreement or in any other Loan Document or, (ii) by the Borrower or any Subsidiary in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed to be made in accordance with any provision hereof;

     (c) Covenant Breaches. The Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall fail to (i) perform or observe any covenant contained in Section 5.02(a), Section 5.12 or Article VI of this Agreement or
(ii) perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the occurrence of such breach or failure;

     (d) Cross-Defaults. (i) The Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $250,000 individually or when aggregated with all such Debt of the Borrower or such Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to such Debt which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Debt of the Borrower, such Subsidiary, or such Guarantor so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (e) Insolvency. The Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any of its Subsidiaries (other than Foreign Subsidiaries), or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower, any such Subsidiary or any such Guarantor either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, any of

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its Subsidiaries (other than Foreign Subsidiaries), or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this paragraph (e); paragraph (e);

     (f) Judgments. Any judgment or order for the payment of money in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

     (h) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $500,000;

     (i) Change of Control. The Borrower shall have discontinued its usual business or a Change in Control shall have occurred;

     (j) Borrowing Base. Any failure to provide any Borrowing Base deficiency election notice or to cure any Borrowing Base deficiency in accordance with
Section 2.05;

     (k) Loan Documents. Any provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or a Guarantor or the Borrower or such Guarantor shall so state in writing;

     (l) Security Instruments. (i) the Administrative Agent shall fail to have an Acceptable Security Interest in any portion of the Collateral or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Borrower or any Subsidiary party thereto;

     (m) Potential Failure of Title. The title of the Borrower or any of its Subsidiaries to any of the Oil and Gas Properties subject to the Mortgages, or any material part thereof, shall become the subject matter of litigation before any Governmental Authority or arbitrator which could reasonably be expected to result in a Material Adverse Change with respect to the Borrower's or such Subsidiary's title to such Oil and Gas Properties;

     (n) Material Adverse Change. An event resulting in a Material Adverse Change shall have occurred;

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     (o) Casualty. Loss, theft, substantial damage or destruction of a material portion of the Collateral the subject of any Security Instrument not fully covered by insurance, except for deductibles and allowing for the depreciated value of such Collateral shall have occurred; or

     (p) Note Purchase Agreement. An event of default shall have occurred under the Note Purchase Agreement.

     Section 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

     (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

     (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations; and

     (c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

     Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

     (a) (i) the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

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     (b) the Borrower shall deposit with the Administrative Agent into the Cash
Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations; and

     (c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

     Section 7.04 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Lender and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Lender or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent, the Issuing Lender or such Lender, and the other Loan Documents, irrespective of whether or not the Administrative Agent, the Issuing Lender or such Lender shall have made any demand under this Agreement, such Notes, or such other Loan Documents, and although such obligations may be unmatured. The Administrative Agent, the Issuing Lender and each Lender agrees to notify the Borrower promptly after any such set-off and application made by the Administrative Agent, the Issuing Lender or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Issuing Lender and each Lender under this Section 7.04 are in addition to any other rights and remedies (including other rights of set-off) which the Administrative Agent, the Issuing Lender or such Lender may have.

     Section 7.05 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent, the Issuing Lender and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

                                  ARTICLE VIII

                 THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER

     Section 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to

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take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.

     Section 8.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT'S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 8.03 The Administrative Agent and Its Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders.

     Section 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements and the Interim Financial Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

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     Section 8.05 Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE
ADMINISTRATIVE AGENT AND THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT OR THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT'S AND THE ISSUING LENDER'S OWN NEGLIGENCE), AND INCLUDING ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S OR THE ISSUING LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT OR THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

     Section 8.06 Successor Administrative Agent and Issuing Lender. The Administrative Agent or the Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders upon receipt of written notice from the Majority Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, if any Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Issuing Lender's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent or Issuing Lender, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and

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surplus of at least $500,000,000.00 and, in the case of the Issuing Lender, a
Lender. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent's or Issuing Lender's resignation or removal hereunder as Administrative Agent or Issuing Lender, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Loan Documents.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary of the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Borrowing Base or the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Loan Document, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or extend the Maturity Date or the Commitment Termination Date, (e) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, (f) amend Section 2.11 or this Section 9.01, (g) amend the definition of "Majority Lenders," (h) release any Guarantor from its obligations under any Guaranty, (i) permit the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other Person except as permitted under Section 6.04(a), or amend Section 6.04(a), or (j) release any Collateral securing the Obligations, except for releases of Collateral sold as permitted by this Agreement; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Lender, as the case may be, under this Agreement or any other Loan Document.

     Section 9.02 Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed by certified mail, return receipt requested, telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, at the address for the appropriate party specified in Schedule 1 or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when so mailed, telecopied, telexed, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when telecopy transmission is completed, when confirmed by telex answer-back, or when delivered by such messenger or courier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.

     Section 9.03 No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent, or the Issuing Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.04 Costs and Expenses. The Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, the Guaranties, and the other Loan Documents =, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, and (b) all out-of-pocket costs and expenses, if any, of the Administrative Agent, the Issuing Lender, and each Lender (including reasonable counsel fees and expenses of the Administrative Agent, the Issuing Lender, and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, the Guaranties, and the other Loan Documents.

     Section 9.05 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Lender, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

     Section 9.06 Lender Assignments and Participations.

     (a) Assignments. Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender's rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments (and the related Advances and Letters of Credit), (ii) the amount of the Commitments and Advances of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender, not less than $5,000,000.00 and shall be an integral multiple of $1,000,000.00 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the

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

Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and Interim Financial Statements referred to in Section
4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of

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this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes (A) if such Eligible Assignee has acquired a Commitment, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and (B) if such Lender has retained any Commitment hereunder, a new Note to the order of such Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit E.

     (e) Participations. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releasing all or substantially all of any collateral, permitting the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other, postponement of any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or extensions of the Maturity Date or the Commitment Termination Date. The Borrower hereby agrees that participants shall have the same rights under Sections 2.12, 2.13, 2.14(c), and 9.07 as a Lender to the extent of their respective participations.

     Section 9.07 Indemnification. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE OR

STRICT LIABILITY) AND INCLUDING ENVIRONMENTAL LIABILITIES, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

     Section 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 9.09 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.12, 2.13, 2.14(c), 9.04, and 9.07 and all of the obligations of the Lenders in Section
8.05 shall survive any termination of this Agreement and repayment in full of the Obligations.

     Section 9.10 Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

     Section 9.11 Business Loans. The Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

     Section 9.12 Governing Law; Submission to Jurisdiction. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Without limiting the intent of the parties set forth above, Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect. Each Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version). The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The

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Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at its address set forth in this Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

     Section 9.13 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS, THE ISSUING LENDER AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 9.14 Confidentiality. In the event that the Borrower provides to the Administrative Agent or the Lenders written confidential information belonging to the Borrower and the Borrower clearly denominates such information in writing as "confidential", the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who, to the actual knowledge of the Administrative Agent or such Lender, owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Requirement of Law or to Persons regulating the activities of the Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any potential transferees of their interests under this Agreement or any other Loan Documents, any independent certified public accountants, any market data collectors and other similar service providers to the lending industry, any service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Advances; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to

                                      -75-

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maintain the confidentiality of such information as is imposed upon the
Administrative Agent or the Lenders hereunder. Any Person required to maintain the confidentiality of information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three years from the date the information was furnished, unless the Borrower requests in writing at least 30 days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 9.14.

     Section 9.15 FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

 [Remainder of this page intentionally left blank. Signature pages to follow.]

     EXECUTED as of the date first above written.

                                   BORROWER:

                                   ATP OIL & GAS CORPORATION


                                   By:/s/ Albert L. Reese, Jr.
                                      ------------------------------------------
                                          Albert L. Reese, Jr.
                                          Senior Vice President and
                                          Chief Financial Officer


                                   ADMINISTRATIVE AGENT AND ISSUING LENDER:

                                   UNION BANK OF CALIFORNIA, N.A.,
                                   as Administrative Agent and as Issuing Lender


                                   By:/s/ Damien Meiburger
                                      ------------------------------------------
                                          Damien Meiburger
                                          Senior Vice President


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------

                                   LENDERS:

COMMITMENT                         UNION BANK OF CALIFORNIA, N.A.
$67,741,935.48


                                   By:/s/ Damien Meiburger
                                      ------------------------------------------
                                          Damien Meiburger
                                          Senior Vice President


                                   By:/s/ Sean Murphy
                                      ------------------------------------------
                                          Sean Murphy
                                          Assistant Vice President


COMMITMENT                         GUARANTY BANK, FSB
$32,258,064.52


                                   By:/s/ Richard Menchaca
                                      ------------------------------------------
                                          Richard Menchaca
                                          Vice President